Exhibit 1.1

EXECUTION COPY

ON SEMICONDUCTOR CORPORATION

30,000,000 SHARES OF COMMON STOCK ($0.01 PAR VALUE)

UNDERWRITING AGREEMENT

August 8, 2006

Lehman Brothers Inc.

745 Seventh Avenue

New York, New York 10019

Dear Sirs and Mesdames:

TPG Semiconductor Holdings LLC, a Delaware limited liability company (the “Selling Shareholder”), proposes to sell to the several Underwriters named in Schedule I hereto (the “Underwriters”), an aggregate of 30,000,000 shares (the “Shares”) of the common stock, $0.01 par value per share (the “Common Stock”), of ON Semiconductor Corporation, a Delaware corporation (the “Company”).

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (No. 333-114045), including a prospectus, relating to the registration of certain shares of Common Stock (the “Shelf Securities”), to be sold from time to time by the Selling Shareholder. The registration statement as amended to the date of this Agreement, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A or Rule 430B under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement”, and the related prospectus covering the Shelf Securities dated April 21, 2004 in the form first used to confirm sales of the Securities (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Basic Prospectus”. The Basic Prospectus, as supplemented by the prospectus supplement specifically relating to the Shares in the form first used to confirm sales of the Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus”, and the term “preliminary prospectus” means any preliminary form of the Prospectus. For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Time of Sale Prospectus” means the preliminary prospectus, if any, together with the free writing prospectuses, if any, each identified in Schedule II hereto and the other information, if any, identified in Schedule II hereto, and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person. As used herein, the terms “Registration Statement”, “Basic Prospectus”, “preliminary prospectus”, “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein. If the Company has filed an abbreviated registration statement to register additional shares of

Common Stock pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement. The terms “supplement,” “amendment,” and “amend” as used herein with respect to the Registration Statement, the Basic Prospectus, the Time of Sale Prospectus, any preliminary prospectus or free writing prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein.

1. Representations and Warranties of the Company. The Company represents and warrants to and agrees with each of the Underwriters that:

(a) The Company meets the requirements for use of Form S-3 under the Securities Act. The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

(b) (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Time of Sale Prospectus or the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) each part of the Registration Statement, when such part became effective, did not contain, and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement as of the date hereof does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iv) the Registration Statement complies, and the Prospectus, as of its date, will comply, and the Registration Statement and the Prospectus, as amended or supplemented, if applicable, as of the Closing Date (as defined in Section 5), will comply, in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (v) the Time of Sale Prospectus, at the time of the electronic communication of the public offering price referred to in Schedule II hereto, will not, and at the time of each sale of the Shares after the time of such electronic communication in connection with the offering when the Prospectus is not yet available to prospective purchasers, the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (vi) each broadly available road show, if any, when considered together as a whole with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (vii) the Prospectus, as of its date, will not contain and, as amended or supplemented, if applicable, as of the Closing Date, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus

or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Managers expressly for use therein.

(c) The Company is not an “ineligible issuer” in connection with the offering pursuant to Rule 164 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule II hereto, and electronic road shows each furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any free writing prospectus.

(d) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(e) Each subsidiary of the Company has been duly incorporated or formed, is validly existing as a corporation, limited liability company or similar entity in good standing under the laws of the jurisdiction of its incorporation or formation, as the case may be, has all power and authority necessary to own its property and to conduct its business as described in the Time of Sale Prospectus and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; all of the issued and outstanding shares of capital stock, membership interests or other equity interests of each subsidiary of the Company have been duly authorized and validly issued; are, in the case of capital stock or membership interests of subsidiaries organized under the United States, fully paid and nonassessable or, in the case of membership interests of any subsidiary of the Company that is a Delaware limited liability company, are not subject to assessment by such subsidiary of the Company for additional capital contributions; and the shares of capital stock, membership interests or other equity interests of each subsidiary owned by the Company, directly or through subsidiaries (other than (i) those shares of capital stock of Leshan-Phoenix Semiconductor Co., Ltd. that are owned by minority shareholders, (ii) 60% of the shares of capital stock of Amicus Realty Corporation and (iii) in the case of foreign subsidiaries, directors’ qualifying shares or shares required by applicable law to be held by a person other than Semiconductor Components Industries, LLC, the Company or a subsidiary thereof), are owned free from any security interest, mortgage, pledge, lien or encumbrance, or defect (collectively, “Liens”), except for (A) Liens described in the Time of Sale Prospectus and the Prospectus and (B) Liens pursuant to or contemplated by the Amended and Restated Credit Agreement dated as of August 4, 1999, as amended and restated through the Closing Date (collectively, the “Permitted Liens”).

(f) No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement by the Company, except (i) such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares or (ii) where the failure to obtain such consent, approval, authorization, order or filing would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(g) Except as disclosed in the Time of Sale Prospectus and the Prospectus, the Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all other properties and assets owned by them that is material to the business of the Company and its subsidiaries, in each case free from Liens, except Permitted Liens, that would materially and adversely affect the value thereof or materially interfere with the use made or to be made thereof by them.

(h) The Company and its subsidiaries own, possess or can acquire on reasonable terms, the trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, “intellectual property rights”) necessary to conduct the business now operated by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the Company and its subsidiaries, taken as a whole, except in each case as described in the Time of Sale Prospectus and the Prospectus.

(i) No labor dispute with the employees of the Company or any of its subsidiaries exists, or, to the knowledge of the Company, is imminent that would have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(j) The Company and its subsidiaries possess all certificates, authorizations and permits issued by the appropriate Federal, state or foreign regulatory authorities necessary to conduct their respective businesses, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit that, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(k) The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance, in all material respects, that (1) transactions are executed in accordance with management’s general or specific authorizations; (2) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (3) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (4) transactions are recorded as necessary to prevent or timely detect unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on the Company’s financial statements. Except as described in the Time of Sale Prospectus and the Prospectus, since the most recent audit of the effectiveness of the Company’s internal control over financial reporting, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(l) PricewaterhouseCoopers LLP are independent certified public accountants with respect to the Company as required by the Securities Act and the rules and regulations of the Commission thereunder.

(m) This Agreement has been duly authorized, executed and delivered by the Company.

(n) The authorized capital stock of the Company conforms to the description thereof contained in the Time of Sale Prospectus and the Prospectus.

(o) The shares of Common Stock currently outstanding, including the Shares, have been duly authorized and are validly issued, fully paid and non-assessable.

(p) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement and the offering and sale of the Shares by the Selling Shareholder will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any subsidiary of the Company or any of their properties, or any agreement or instrument to which the Company or any such subsidiary is a party or by which the Company or any such subsidiary is bound or to which any of the properties of the Company or any such subsidiary is subject, or the charter or by-laws of the Company or any such subsidiary, and the Company has full power and authority to execute and deliver this Agreement and perform its obligations hereunder, except for such breaches, violations or defaults that would not have a material adverse effect on the Company and its subsidiaries, taken as a whole and except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares.

(q) No “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act (i) has imposed (or has informed the Company that it is considering imposing) any condition (financial or otherwise) on the Company’s retaining any rating assigned to the Company or any securities of the Company or (ii) has given notice to the Company that it is considering (A) the downgrading, suspension, or withdrawal of, or any review for a possible change that does not indicate the direction of the possible change in, any rating so assigned or (B) any change in the outlook for any rating of Company or any securities of the Company.

(r) The financial statements included in the Time of Sale Prospectus, the Prospectus or Registration Statement present fairly the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown and, except as disclosed therein, such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis.

(s) Except as disclosed in the Time of Sale Prospectus and the Prospectus, since the date of the latest audited financial statements included in the Time of Sale Prospectus and the Prospectus, there has been no material adverse change, or any development involving a prospective material adverse change, in the condition (financial or otherwise) or in the earnings, business or operations of the Company and its subsidiaries taken as a whole, and, except as disclosed in or contemplated by the Time of Sale Prospectus and the Prospectus, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(t) Except as disclosed in the Time of Sale Prospectus and the Prospectus, there is no pending action, suit or proceeding against or affecting the Company, any of its subsidiaries or any of their respective properties that, individually or in the aggregate, is reasonably likely to result in a material adverse effect on the Company and its subsidiaries, taken as a whole, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement, or which is otherwise material in the context of the sale of the Shares; and, to the Company’s knowledge, there is no such action, suit or proceeding threatened.

(u) Each preliminary prospectus, if any, filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, except that no representation is made as to the omission of the numbers of Shares and other information derived from the foregoing, to the extent any of the foregoing was omitted from the initial filing of the Registration Statement.

(v) Neither the Company nor any of its subsidiaries is an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the United States Investment Company Act of 1940 (the “Investment Company Act”); and neither the Company nor any of its subsidiaries is and, after giving effect to the sale of the Shares and the application of the proceeds thereof as described in the Time of Sale Prospectus and the Prospectus, will be an “investment company” as defined in the Investment Company Act.

(w) Except as disclosed in the Time of Sale Prospectus and the Prospectus or except as would, singly and in the aggregate, not have a material adverse effect on the Company and its subsidiaries, taken as a whole, the Company and its subsidiaries (1) are in compliance with any and all applicable foreign, Federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (2) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (3) are in compliance with all terms and conditions of any such permit, license or approval.

(x) Except as disclosed in the Time of Sale Prospectus and the Prospectus, there are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for cleanup, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) that would, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(y) There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement, except as described in the Time of Sale Prospectus and the Prospectus.

(z) Neither the Company nor any of its subsidiaries is in violation of its respective charter or by-laws or in default in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument, except for such defaults that, singularly or in the aggregate, would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective property is bound.

2. Representations and Warranties of the Selling Shareholder. The Selling Shareholder represents and warrants to and agrees with each of the Underwriters that:

(a) This Agreement has been duly authorized, executed and delivered by or on behalf of the Selling Shareholder.

(b) The execution and delivery by the Selling Shareholder of, and the performance by the Selling Shareholder of its obligations under, this Agreement will not contravene any provision of applicable law, or the certificate of incorporation or By-laws of the Selling Shareholder (if such Selling Shareholder is a corporation), or any agreement or other instrument binding upon the Selling Shareholder or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Selling Shareholder, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Selling Shareholder of its obligations under this Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares.

(c) The Selling Shareholder is the record and beneficial owner of the Shares to be sold by such Selling Shareholder hereunder and such Shares are free and clear of all liens, encumbrances, equities and claims whatsoever and, assuming that the Underwriters purchase such Shares without any notice of any adverse claim (within the meaning of § 8-105 of the Uniform Commercial Code as in effect in the State of New York), upon the sale and delivery of, and payment for, such Shares as provided herein, the Underwriters will own such Shares, free and clear of all liens, encumbrances, equities and claims whatsoever.

(d) The Selling Shareholder has not taken and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(e) (i) Each part of the Registration Statement, when such part became effective, did not contain and, each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) the Time of Sale Prospectus does not, and at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers, the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (iii) the Prospectus, as of its date, will not contain and, as amended or supplemented, if applicable, as of the Closing Date, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the representations and warranties set forth in this paragraph 2(e) apply only to statements or omissions made in reliance upon and in conformity with information furnished in writing by the Selling Shareholder (or on the Selling Shareholder’s behalf) to the Company or the Managers expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus or any amendments or supplements thereto.

3. Agreements to Sell and Purchase. The Selling Shareholder hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Selling Shareholder at $5.93 a share (the “Purchase Price”) the number of Shares set forth in Schedule I hereto opposite the name of such Underwriter.

The Selling Shareholder hereby agrees that, without the prior written consent of the Managers on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 60 days after the date of the Prospectus, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Shares to be sold hereunder, (B) transfers of shares of Common Stock or any security convertible into Common Stock as a bona fide gift or gifts, (C) distributions of shares of Common Stock or any security convertible into Common Stock to the partners, shareholders or members of the Selling Shareholder or its affiliates, (D) transfers and dispositions between or among the Selling Shareholder, any of its affiliates and any partners, shareholders or members of any of the foregoing or (E) the sale of Common Stock by the Selling Shareholder under existing plans or agreements entered into that establish plans meeting the requirements of Rule 10b5-1 under the Exchange Act, for the pre-arranged sale of shares of Common Stock, provided, that in the case of any transfer, distribution or disposition pursuant to clause (B), (C) or (D), (i) each donee, distributee or disposition recipient shall execute and deliver to the Managers a form of the “lock up” agreement, substantially in the form of Exhibit A hereto and (ii) if a filing by any party (donor, donee, transferor, transferee, disposer or disposition recipient) under Section 16(a) of the Exchange Act shall be required in connection with such transfer, distribution or disposition (other than a filing on a Form 5 made after the expiration of the 60-day period referred to above), such party shall provide the Managers no less than one day prior notice of such filing (it being understood that no such filing shall be made by any such party if not required to be made under the Exchange Act). In addition, the Selling Shareholder agrees that, without the prior written consent of the Managers on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 60 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock.

4. Terms of Public Offering. The Selling Shareholder is advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after this Agreement has become effective as in your judgment is advisable. The Selling Shareholder is further advised by you that the Shares are to be offered to the public as set forth in the Prospectus.

5. Payment and Delivery. Payment for the Shares to be sold by the Selling Shareholder shall be made to the Selling Shareholder in Federal or other funds immediately available at the offices of Cleary Gottlieb Steen & Hamilton LLP in New York City against delivery of such Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on August 14, 2006, or at such other time on the same or such other date, not later than the fifth business day thereafter, as may be designated in writing by you. The time and date of such payment are hereinafter referred to as the “Closing Date”.

The Shares shall be registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date. The Shares shall be delivered to you on the Closing Date for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.

6. Conditions to the Underwriters’ Obligations. The obligations of the Selling Shareholder to sell the Shares to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Shares on the Closing Date are subject to the condition that the Prospectus, as amended or supplemented, in relation to the Shares, shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Securities Act; as of the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall be in effect or shall be pending or, to the knowledge of the Selling Shareholder or the Company, threatened by the Commission.

The several obligations of the Underwriters are subject to the following further conditions:

(a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

(i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company’s securities by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

(ii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus.

(b) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by Keith D. Jackson, as chief executive officer, and Donald Colvin, as chief financial officer, to the effect set forth in Section 6(a)(i) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

The officers signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(c) The Underwriters shall have received on the Closing Date from George H. Cave, General Counsel of the Company, dated the Closing Date, an opinion in form and substance reasonably satisfactory to the Underwriters.

(d) The Underwriters shall have received on the Closing Date from Cleary Gottlieb Steen & Hamilton LLP, special counsel to the Company, dated the Closing Date, an opinion and letter in form and substance reasonably satisfactory to the Underwriters.

(e) The Underwriters shall have received on the Closing Date from Morris, Nichols, Arsht & Tunnell, counsel for the Selling Shareholder, dated the Closing Date, an opinion in form and substance reasonably satisfactory to the Underwriters.

(f) The Underwriters shall have received on the Closing Date an opinion of Cravath, Swaine & Moore LLP, counsel for the Underwriters, dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters.

(g) The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from PricewaterhouseCoopers LLP, independent certified public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus and as contemplated, and only if permitted, by Statement of Auditing Standards No. 72; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

7. Covenants of the Company. In further consideration of the agreements of the Underwriters herein contained, the Company covenants with each Underwriter as follows:

(a) To furnish to you, without charge, a signed copy of the Registration Statement (including exhibits thereto and documents incorporated by reference) and to deliver to the Underwriters and to any dealer upon request during the period mentioned in Section 7(e) or 7(f) below, as many copies of the Time of Sale Prospectus, the Prospectus, any documents incorporated therein by reference therein and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

(b) Prior to the completion of this public offering, before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(c) To furnish to you a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which you reasonably object.

(d) Not to take any action that would result in the Underwriters or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriters that the Underwriters otherwise would not have been required to file thereunder.

(e) If the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(f) If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or a dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(g) To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request; provided that neither the Company nor any of its subsidiaries shall be obligated to qualify as foreign corporations in any jurisdiction in which it is not so qualified or to file a general consent to service of process in any jurisdiction.

(h) To make generally available to the Company’s security holders and to you as soon as practicable an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(i) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Selling Shareholder and the Company agree to pay or cause to be paid all expenses incident to the performance of their obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants and counsel for the Selling Shareholder in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration

Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including the filing fees payable to the Commission relating to the Shares (within the time required by Rule 456 (b)(1), if applicable), all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and the dealers, in the quantities hereinabove specified; (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon; (iii) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by the National Association of Securities Dealers, Inc., if any; (iv) all fees and expenses in connection with the preparation and filing of the registration statement on Form S-3 relating to the Common Stock and all costs and expenses incident to listing the Shares on the Nasdaq National Market; (v) the cost of printing certificates representing the Shares; (vi) the costs and charges of any transfer agent, registrar or depositary; and (vii) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 9 entitled “Indemnity and Contribution”, and the last paragraph of Section 11 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make. The provisions of this Section shall not supersede or otherwise affect any agreement that the Selling Shareholder and the Company may otherwise have for the allocation of such expenses among themselves.

(j) If requested by the Underwriters, to prepare a final term sheet relating to the offering of the Shares, containing only information that describes the final terms of the Shares or the offering in a form consented to by the Underwriters, and to file such final term sheet within the period required by Rule 433(d)(5)(ii) under the Securities Act following the date the final terms have been established for the offering of the Shares.

8. The Underwriters’ Covenants. The Underwriters covenant with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of the Underwriters that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriters.

9. Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Managers expressly for use therein, it being understood and agreed that the only such information furnished by the Underwriter consists of the information described as such in subsection (b) below.

The Selling Shareholder agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to the Underwriters, but only with reference to information furnished in writing by the Selling Shareholder (or on the Selling Shareholder’s behalf) to the Company or the Managers expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, the Prospectus or any amendments or supplements thereto; provided, however, that in no event shall the Selling Shareholder be liable for any amount in excess of the total proceeds (after deducting commissions, but before taxes and any other expenses) received by the Selling Shareholder from the sale of the Shares by the Selling Shareholder pursuant to this Agreement.

(b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the Selling Shareholder, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company or the Selling Shareholder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Managers expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus or the Prospectus or any amendment or supplement thereto, it being understood and agreed that the only such information furnished by any Underwriter consists of the information under the headings “Stabilization and Short Positions”, “Passive Market Making” and “Electronic Distribution” of the Underwriting section in the Prospectus Supplement.

(c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 9(a) or 9(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section and (iii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Selling Shareholder and all persons, if any, who control the Selling Shareholder within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by Lehman Brothers Inc., in the case of parties indemnified pursuant to Section 9(a). In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. In the case of any such separate firm for the Selling Shareholder and such control persons of the Selling Shareholder, such firm shall be designated in writing by the Selling Shareholder. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(d) To the extent the indemnification provided for in Section 9(a) or 9(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such Section in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 9(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 9(d)(i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations; provided, however, that the benefits received by the Company and the Selling Shareholder shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by the Selling Shareholder, and the benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus; provided further, that the Selling Shareholder shall be obligated to contribute only with respect to losses, claims, damages or liabilities caused by an untrue statement or omission or alleged untrue statement or omission of a material fact made in reliance upon and in conformity with information furnished in writing to the Company by the Selling Shareholder (or on the Selling Shareholder’s behalf) expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus or the Prospectus or any amendments or supplements thereto. The relative fault of the Selling Shareholder and the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Selling Shareholder or the Company on the one hand or by the Underwriters on the other hand and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 9 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

(e) The Selling Shareholder, the Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 9(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9, no (i) Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and (ii) the Selling Shareholder shall not be required to contribute any amount in excess of the total proceeds (after deducting commissions, but before taxes and any other expenses) received by the Selling Shareholder from the sale of the Shares by the Selling Shareholder pursuant to this Agreement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f) The indemnity and contribution provisions contained in this Section 9 and the representations, warranties and other statements of the Company and the Selling Shareholder contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, any Selling Shareholder or any person controlling any Selling Shareholder, or the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

10. Termination. The Underwriters may terminate this Agreement by notice given by you to the Company and the Selling Shareholder, if, after the execution and delivery of this Agreement and prior to the Closing Date, (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the Nasdaq National Market, the Chicago Board Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and that, singly or together with any other event specified in this clause (v), makes it, in your judgment, impracticable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.

11. Effectiveness; Defaults. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Shares set forth opposite their respective names in Schedule I bears to the aggregate number of Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 11 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Shares and the aggregate number of Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Shares to be purchased, and arrangements satisfactory to you, the Company and the Selling Shareholder for the purchase of such Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Shareholder. In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement. If this Agreement shall be terminated by the Underwriters or any of them, because of any failure or refusal on the part of the Company or the Selling Shareholder to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company or the Selling Shareholder shall be unable to perform its obligations under this Agreement, the Company and the Selling Shareholder will reimburse the Underwriters for all documented out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by the Underwriters in connection with this Agreement or the offering contemplated hereunder.

12. Entire Agreement. This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Shares, represents the entire agreement among the Company, the Selling Shareholder and the Underwriters with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Shares.

13. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Agreement.

14. Absence of Fiduciary Relationship. The Company and the Selling Shareholder each acknowledge and agree that:

(a) the Underwriters have been retained solely to act as Underwriters in connection with the sale of the Shares and that no fiduciary, advisory or agency relationship between the Company or the Selling Shareholder and the Underwriters has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Underwriters has advised or is advising the Company or the Selling Shareholder on other matters;

(b) the price of the Shares set forth in this Agreement was established by the Selling Shareholder following discussions and arm’s-length negotiations with the Underwriters and the Selling Shareholder is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement;

(c) it has been advised that the Underwriters and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company or the Selling Shareholder and that the Underwriters have no obligation to disclose such interests and transactions to the Company or the Selling Shareholder by virtue of any fiduciary, advisory or agency relationship; and

(d) it waives, to the fullest extent permitted by law, any claims it may have against the Underwriters for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Underwriters shall have no liability (whether direct or indirect) to the Company or the Selling Shareholder in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, members, employees or creditors of the Company or the Selling Shareholder.

15. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

16. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

17. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Underwriters, will be mailed, delivered or telefaxed to Lehman Brothers Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration (Fax: 646-834-8133), with a copy, in the case of any notice pursuant to Section 9(c), to the Director of Litigation, Office of the General Counsel, Lehman Brothers Inc., 399 Park Avenue, 10th Floor, New York, New York 10022 (Fax: 212-520-0421); if sent to the Company, will be mailed, delivered or telefaxed to (fax no.: (602) 244 5500) and confirmed to the General Counsel, ON Semiconductor Corporation, 5005 East McDowell Road, Phoenix, AZ 85008, attention of the Legal Department; or if sent to the Selling Shareholder, will be mailed, delivered or telefaxed to Texas Pacific Group (fax no.: 817-850-4080) and confirmed to General Counsel, Texas Pacific Group, 301 Commerce Street, Suite 3300, Ft. Worth, Texas 76102.

Very truly yours,

ON SEMICONDUCTOR CORPORATION,

By
/s/ DONALD A. COLVIN
	Name:	Donald A. Colvin
	Title:	Chief Financial Officer

TPG SEMICONDUCTOR HOLDINGS LLC,

By:	TPG Partners II, L.P., as Manager,
By:	TPG GenPar II, L.P, its General Partner,
By:	TPG Advisors II, Inc., its General Partner,

By
/s/ DAVID A. SPURIA
	Name:	David A. Spuria
	Title:	Vice President

Accepted as of the date hereof

LEHMAN BROTHERS INC.
Acting severally on behalf of itself and the several
Underwriters named in Schedule I hereto,

By
/s/ JOHN SOWINSKI
	Name:	John Sowinski
	Title:	Vice President

Schedule I

Underwriter	Number of Shares to be Purchased
Lehman Brothers Inc.	30,000,000

Total	30,000,000

Schedule II

Time of Sale Prospectus

1.	Preliminary prospectus supplement dated August 8, 2006 relating to the Shares, including the Prospectus dated April 21, 2004 relating to the Shelf Securities.

2.	The following information:

a.	Price to public: As communicated to the Company by the Underwriters electronically on August 9, 2006

b.	Closing date: August 14, 2006

Exhibit A

[Form of Lock-up Agreement]

                        , 2006

Lehman Brothers Inc.

745 Seventh Avenue

New York, New York 10019

Dear Sirs and Mesdames:

The undersigned understands that Lehman Brothers Inc. (the “Manager”) proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) with ON Semiconductor Corporation, a Delaware corporation (the “Company”) and TPG Semiconductor Holdings LLC, a Delaware limited liability company, providing for the public offering (the “Public Offering”) by the several Underwriters, including the Manager (the “Underwriters”), of 30,000,000 shares (the “Shares”) of the common stock, par value $0.01 per share, of the Company (the “Common Stock”).

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of the Manager on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 60 days after the date of the final prospectus relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Public Offering, (b) transfers of shares of Common Stock or any security convertible into Common Stock as a bona fide gift or gifts, (c) transfers and dispositions between or among the undersigned, any of its affiliates and any partners, shareholders or members of any of the foregoing, (d) the sale of shares of Common Stock by directors or executive officers under existing plans or agreements entered into prior to the date hereof that establish plans meeting the requirements of Rule 10b5-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), for the pre-arranged sale of shares of Common Stock, [or (e) shares that the Company permits the individuals listed in Schedule III to the Purchase Agreement to sell pursuant to Section 2 of the Purchase Agreement,] provided that in the case of any transfer, distribution or disposition pursuant to clause (b) or (c), (i) each donee, distributee or disposition recipient shall execute and deliver to each Manager a duplicate form of this Lock-up Letter and (ii) if a filing by any party (donor, donee, transferor, transferee, disposer or disposition recipient) under Section 16(a) of the Exchange Act, shall be required in connection with such transfer, distribution or disposition (other than a filing on a Form 5 made after the expiration of the 60-day period referred to above), such party shall provide the Manager no less than one day prior notice of such filing (it being understood that no such filing shall be made by any such party if not required to be made under the Exchange Act). In addition, the undersigned agrees that, without the prior written consent of the Manager on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 60 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

Delivery of an executed signature page to this letter by facsimile shall be effective as delivery of a manually executed signature page of this letter.

Very truly yours,

(Name)

(Address)

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